Exhibit 99.1

Circuit City Credit Card Master Trust

Trust Performance by Series - October 2005

Series Deal Size Expected Maturity	2003-2 * $500 MM 04/17/06
Yield	16.24%
Less: Coupon	5.64%
Servicing Fee	0.95%
Net Credit Losses	9.09%
Excess Spread:
October-05	0.56%
September-05	4.47%
August-05	6.60%

Three month Average Excess Spread	3.88%

Delinquency:
30 to 59 days	1.79%
60 to 89 days	1.08%
90 + days	2.21%
Total	5.08%

Principal Payment Rate	11.62%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.